AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 1, 2001, by and between NBG Radio Network, Inc., a Nevada corporation (the "Company"), and John A. Holmes III, an Oregon resident ("Executive").

                                    Recitals

         A. The Company is engaged in the business of creating, producing, syndicating, distributing and acting as a sales representative for radio programs and offering miscellaneous other products and services to the radio industry (the "Company Business").

         B. The parties entered into an Employment Agreement dated November 1, 1998, which includes among other items covenants regarding proprietary and confidential information, inventions and noncompetition. The parties acknowledge that the terms and conditions of this Agreement regarding the covenants concerning proprietary and confidential information and inventions supplement and clarify any similar preexisting covenants in the Employment Agreement or other agreement or understanding. The parties acknowledge that the terms of the noncompetition covenant (Paragraphs 3.1 and 3.2) remain the same as those contained in the Employment Agreement.

         C. The parties acknowledge and agree that the terms and conditions of this Agreement constitute a bona fide advancement of Executive with the Company.

         D. The Company desires Executive's continued employment with the Company, and Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

         Accordingly, the parties agree as follows:

                                    Agreement

1.       Employment.

         1.1 Term. The Company agrees to employ Executive as Chief Executive Officer and President for a term commencing as of the date of this Agreement and continuing through December 31, 2004, unless earlier terminated in accordance with Section 4. Executive's employment shall be on an "at will" basis, meaning that the relationship may be terminated by either party at any time and for any reason in accordance with Section 4.

         1.2 Duties. Executive accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote his full time and attention (reasonable period of illness excepted) exclusively to the performance of his duties under this Agreement. In general, such duties shall consist of performing all services necessary or advisable to manage and conduct the Company Business that are normally associated with the positions of Chief Executive Officer and President and are not inconsistent with the provisions of the charter documents of the Company. Executive shall perform such specific duties and shall exercise such specific authority as may be assigned to Executive from time to time by the board


1- EMPLOYMENT AGREEMENT
of directors of the Company. In performing such duties, Executive shall be subject to the direction and control of the board of directors of the Company. Executive further agrees that in all aspects of such employment, Executive shall comply with the policies, standards, and regulations of the Company established from time to time, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interest of the Company. If requested to do so, Executive shall serve as an officer or director of the Company without additional compensation. The devotion of reasonable periods of time by Executive for personal purposes, outside business activities, or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company.

2.       Compensation; Benefits.

         2.1 Base Compensation. In consideration of all services to be rendered by Executive to the Company, the Company shall pay to Executive base compensation of $350,000.00 per year, payable in equal periodic installments according to the Company's customary payroll practices. Executive's base compensation shall be reviewed and adjusted annually by the board of directors of the Company, but in no event shall the base compensation be less than $350,000 per year plus a minimum annual raise equal to the current rate of the Consumer Price Index plus an additional 10% raise in each year that the Company's revenues equal or exceed the amount listed below:

                                         2002               $20 million

                                         2003               $25 million

         2.2 Incentive Compensation. As further compensation, commencing on or after June 1, 2001, Executive shall be entitled to the following performance bonuses:

              2.2.1 In the event that actual revenues of the Company equal or exceed any monthly revenue performance target set forth on Exhibit 2.2, the Company shall pay to Executive the corresponding monthly performance bonus set forth on Exhibit 2.2, payable on the tenth day of every month for each preceding month.

              2.2.2 In the event that the actual EBITDA (as defined below) equals or exceeds the annual EBITDA performance target for any fiscal year as set forth on Exhibit 2.2, the Company shall pay to Executive the corresponding annual performance bonus set forth on Exhibit 2.2, payable within 90 days of the end of the fiscal year end. Except as provided in Section 4.2, Executive must be employed by Company for the entire fiscal year in order to receive the annual performance described in this Section 2.2.2.

              2.2.3 In the event that the actual EBITDA equals or exceeds the annual EBITDA performance target for any fiscal year as set forth on Exhibit 2.2, the Company shall within 90 days of the end of the fiscal year grant to Executive nonqualified stock options to purchase the number of shares of the Company's common stock indicated on Exhibit 2.2 at 90% of then-current fair market value of the common stock as of the last day of the fiscal year, in accordance with the terms and conditions contained in the Company's 1998 Stock Incentive Plan. All such options will vest upon the third anniversary of this Agreement unless Executive is


2 - EMPLOYMENT AGREEMENT
involuntarily terminated, without cause, pursuant to Section 4.2 prior to the third anniversary of this Agreement, in which case all options earned by Executive prior to such termination will vest immediately. The board of directors of the Company shall make a good faith determination of the fair market value of the common stock of the Company. If the common stock of the Company is not publicly traded on the date that the exercise price is determined (i.e., the last day of the applicable fiscal year), the board of directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the common stock of the Company is publicly traded on the date that the exercise price is determined, the fair market value shall be deemed to be the average closing price of the common stock as reported on the OTC Bulletin Board, any exchange or NASDAQ over the last 30 trading days preceding the date that the exercise price is determined, or, if there has been no sales during the last 30 days, on the last preceding date on which a sale occurred or such other value of the common stock as shall be specified by the board of directors of the Company.

         For purposes of this Agreement, the term "EBITDA" means the Company's earnings before interest, taxes, depreciation and amortization calculated by reference to the audited consolidated accounts of the Company (including all of its subsidiaries) for each calendar year prepared on the basis of generally accepted accounting principles consistently applied. EBITDA shall be determined by the certified public accounting firm regularly engaged by the Company and such determination shall be binding upon the Company and Executive. The Company and Executive agree to negotiate in good faith and in advance the performance targets and bonuses for any period for which no performance target or bonus has been established on Exhibit 2.2 and to amend Exhibit 2.2 from time to time to reflect the results of such negotiations.

         2.3 Other Benefits. Base compensation and incentive compensation paid to Executive shall be in addition to any contribution made by the Company for the benefit of Executive to any qualified retirement plan maintained by the Company for the exclusive benefit of its employees. The Company shall provide to Executive and Executive's family the same benefits, if any, that the Company provides to other employees and their families, subject to Executive's satisfaction of the respective eligibility conditions for such benefits.

         2.4 Expenses. Executive shall be entitled to reimbursement from the Company for reasonable expenses necessarily incurred by Executive in the performance of Executive's duties under this Agreement, on presentation of vouchers indicating in reasonable detail the amount and business purpose of each such expense and on compliance with the other requirements of the Company's expense reimbursement policy.

         2.5 Facilities. Executive shall be provided an office and such other facilities, supplies, and services as shall be required for the performance of Executive's duties under this Agreement.

         2.6 Vacation. Executive shall be entitled to vacation time as set forth in the Company's Employee Handbook.

         2.7 Illness. Executive shall be entitled to paid sick leave as set forth in the Company's Employee Handbook.



3 - EMPLOYMENT AGREEMENT

3.       Noncompetition; Confidentiality; Inventions.

         3.1 Noncompetition. To the fullest extent allowed by applicable law, for the period commencing on the date of this Agreement and ending 12 months after the date that Executive's employment with the Company terminates for any reason, Executive covenants and agrees as follows:

              3.1.1 Executive shall not directly or indirectly engage, within the United States of America, Canada, in the Company Business or in any other business that competes with a business conducted by the Company on the date that Executive's employment with the Company terminates for any reason. For purposes of this Section, Executive shall be deemed to be indirectly engaged in a business if Executive owns an interest in or participates in the management, operation, or control (except as a shareholder of publicly traded common stock) of any sole proprietorship, partnership, limited liability company, corporation, trust, association, or other form of entity or association (individually, an "Enterprise") that is engaged in a business covered by this Section.

              3.1.2 Executive shall not directly or indirectly, for the benefit of Executive or any other person or Enterprise, (a) solicit any business whatsoever from any customer, supplier, vendor or contractor of the Company, (b) induce or cause any customer to cease purchasing any service or product from the Company or to terminate or change such customer's business relationship with the Company in any manner, or (c) induce or cause any supplier, vendor or contractor to cease providing or selling any service or product to the Company or to terminate or change such supplier's business relationship with the Company in any manner. The foregoing customers, suppliers, vendors and contractors shall include all prospective customers, suppliers, vendors and contractors with whom Executive or the Company solicited business or entered into a business relationship within the 24 months immediately preceding the termination of Executive's employment with the Company.

         3.2 Nonsolicitation. To the fullest extent allowed by applicable law, for the period commencing on the date of this Agreement and ending 24 months after the date that Executive's employment with the Company terminates for any reason, Executive covenants and agrees that Executive shall not directly or indirectly, for the benefit of Executive or any other person or Enterprise, (a) induce or solicit any person who is then employed by the Company or has been employed by the Company at any time during the one-year period preceding such inducement or solicitation, to leave his or her employment or other position with the Company or to accept any other employment or position or (b) otherwise assist any person or Enterprise in hiring or otherwise engaging such person.

         3.3 Confidentiality. Executive agrees that all Confidential Information (as defined below) shall be (i) the sole and exclusive property of the Company,
(ii) considered trade secrets of the Company, and (iii) entitled to all protections provided by applicable law to trade secrets. Except with the prior written consent of the Company, Executive agrees during the term of this Agreement and at all times after the termination of employment with the Company to (i) hold the Confidential Information in the strictest confidence, (ii) not disclose the Confidential Information to any person or Enterprise (except to other employees of the Company on a "need-to-know" basis to the extent necessary for them to perform the duties of their employment with the


4 - EMPLOYMENT AGREEMENT

Company), and (iii) exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure. During the term of this Agreement and at all times after the termination of employment with the Company, Executive agrees not to use the Confidential Information in any manner except in connection with the performance of his duties of employment with the Company or except with the prior written consent of the Company.

         As used in this Agreement, "Confidential Information" means (i) any information that relates to the business, products, technology, customers, finances, plans, proposals, or practices of the Company, including, but not limited to, plans and specifications for new products, research and development, inventions, marketing strategies, lists of the Company's customers and suppliers, nonpublic financial information, budgets, and projections; (ii) any other information that the Company designates as "confidential"; and (iii) any information given to the Company by a customer or supplier or otherwise designated as being confidential by a customer or supplier. The Confidential Information shall include information in any form in which such information exists, whether oral, written, film, tape, computer disk, or other form of media. The Confidential Information shall exclude any information that is or becomes part of the public domain other than as a result of acts by Executive in breach of this Agreement.

         3.4 Inventions. Executive agrees that all Inventions (as defined below) made, authored or conceived by Executive, either solely or jointly with others,
(i) during Executive's employment with Company or (ii) within one year after the termination of employment if based in whole or in part upon knowledge acquired as a result of employment by the Company, shall be the sole and exclusive property of Company. Executive will promptly and without request by the Company fully disclose to the Company in writing any Inventions. Executive will assign (and by this Agreement, hereby assigns) to the Company all of Executive's rights to such Inventions, and to applications for patents or copyrights in all countries and to patents and copyrights granted in all countries. Upon the request of the Company, at its expense, Executive will apply for such United States or foreign patents or copyrights as the Company may deem desirable, and Executive will do any and all acts necessary in connection with such applications for patents or copyrights, or assignments, in order to establish in the Company the entire right, title and interest in and to such patents or copyrights. If Executive renders assistance to the Company under this paragraph after termination of employment, the Company shall pay a reasonable fee as determined by the Company for Executive's time and expenses.

         As used in this Agreement, the term "Inventions" means discoveries, improvements and ideas (whether or not in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable (i) which relate directly to the Company Business or other actual or demonstrably anticipated business activity of the Company, (ii) which result from any work performed by Executive for the Company, or (iii) for which equipment, supplies, facilities or Confidential Information of the Company was utilized.

         3.5 Return of Documents. Executive agrees that all originals and copies of records, data, reports, documents, lists, plans, drawings, correspondence, memoranda, notes, and other materials related to or containing any Confidential Information or Inventions, in whatever form they exist, whether written, film, tape, computer disk, or other form of media, shall be the sole and exclusive property of the Company and shall be returned promptly to the Company upon the termination of employment with the Company or on the written request of the Company.


5 - EMPLOYMENT AGREEMENT

         3.6 Reasonableness of Restrictions. Executive acknowledges that the covenants set forth in this Section 3 (i) do not impose unreasonable restrictions or work a hardship on Executive, (ii) are essential to the willingness of the Company to employ Executive, (iii) are necessary and fundamental to the protection of the business conducted by the Company, and (iv) are reasonable as to scope, duration, and territory.

         3.7 Injunction. Executive agrees that it may be difficult to measure damage to the Company from any breach by Executive of Section 3 and that monetary damages may be an inadequate remedy for any such breach. Accordingly, Executive agrees that if Executive shall breach or take steps preliminary to breaching any provision of Section 3, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to a restraining order, temporary and permanent injunctive relief, specific performance, or other appropriate equitable relief, without showing or proving that any actual damage has been sustained by the Company.

         3.8 No Release. Executive agrees that the termination of employment with the Company for any reason or the expiration of the term of this Agreement shall not release Executive from any obligations under Section 3.

4. Termination of Employment. The employment of Executive with the Company may be terminated as follows:

         4.1 Executive may terminate the employment of Executive for any reason and without cause by giving 90 days' prior written notice to the Company. If Executive voluntarily resigns, Executive shall receive (i) Executive's base compensation prorated through the effective date of the resignation, (ii) any incentive compensation under Section 2.2.1 prorated through the effective date of the termination, and (iii) any accrued but unused vacation pay through the effective date of the resignation to which Executive is entitled under this Agreement and the Company's policies. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not voluntarily resigned unless required earlier by applicable law. Executive's right to any additional compensation (including incentive compensation under Sections 2.2.2 and 2.2.3) or other benefits paid by the Company will cease as of the effective date of the resignation.

         4.2 Subject to Section 5, the Company may terminate the employment of Executive for any reason and without cause by giving 90 days' prior written notice to Executive; provided, however, that the Company may pay to Executive 90 days of base compensation in lieu of giving such notice. If Executive is terminated without cause, Executive shall receive (i) Executive's base compensation prorated through the effective date of the termination (less any base compensation paid in lieu of providing notice), (ii) any incentive compensation under Section 2.2.1 prorated through the effective date of the termination, (iii) any incentive compensation under Sections 2.2.2 and 2.2.3 prorated through the effective date of the termination, (iv) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies, and (v) one year severance pay equal to 75% of Executive's base compensation on the date of the termination paid in 12 equal monthly installments. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not been terminated unless required earlier by applicable law. Executive's right to any additional compensation (including incentive


6 - EMPLOYMENT AGREEMENT
compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the termination.

         4.3 The Company shall have the right to terminate the employment of Executive at any time, without notice and without payment of compensation in lieu of notice, for cause, including, but not limited to, (i) any form of dishonesty, criminal conduct, or conduct involving moral turpitude connected with the employment of Executive or which otherwise reflects adversely on the reputation or operations the Company, (ii) the refusal of Executive to comply with the instructions, policies, or rules of the Company, (iii) continuing or repeated problems with Executives' performance or conduct or Executive's inattention to duties, or (iv) any material breach of Executive's obligations under this Agreement. If Executive is properly terminated for cause, Executive shall receive (i) Executive's base compensation prorated through the effective date of the termination, and (ii) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies. All payments shall be made in accordance with applicable law. Executive's right to any additional compensation (including incentive compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the termination.

         4.4 The Company shall have the right to terminate the employment of Executive at any time, without notice and without payment of compensation in lieu of notice, if Executive has suffered a disability as a result of illness, accident, or other cause and is unable to perform a substantial portion of Executive's usual duties of employment for a total (consecutive or cumulative) of 30 days in any 12-month period after the date the disability commenced. If Executive is properly terminated under this Section, Executive shall receive (i) Executive's base compensation prorated through the effective date of the termination, (ii) any incentive compensation under Section 2.2.1 prorated through the effective date of the termination, (iii) any incentive compensation under Sections 2.2.2 and 2.2.3 prorated through the effective date of the termination, and (iv) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not been terminated unless required earlier by applicable law. Executive's right to any additional compensation (including incentive compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the termination.

         4.5 Subject to Section 5, Executive shall have the right to terminate his employment with the Company for (i) any material breach of the Company's obligations under this Agreement or (ii) assignment of Executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties at the effective date of this Agreement, by giving 90 days' prior written notice (which cites the specific events giving rise to the right to terminate this Agreement) to the Company. If such grounds for termination exist, the Company may pay to Executive 90 days of base compensation in lieu of continued service by Executive to the Company. If Executive voluntarily resigns following constructive termination, Executive shall receive (i) Executive's base compensation prorated through the effective date of the termination (less any base compensation paid in lieu of providing continued service), (ii) any incentive compensation under


7 - EMPLOYMENT AGREEMENT

Section 2.2.1 earned through the effective date of the termination, (iii) any incentive compensation under Sections 2.2.2 and 2.2.3 prorated through the effective date of the termination, and (iv) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not been terminated unless required earlier by applicable law. Executive's right to any additional compensation (including incentive compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the termination.

         4.6 Executive's employment with the Company shall terminate automatically on Executive's death. If Executive's employment is terminated by reason of death, Executive's estate shall receive (i) Executive's base compensation prorated through the effective date of the termination, (ii) any incentive compensation under Section 2.2.1 prorated through the effective date of the termination, (iii) any incentive compensation under Sections 2.2.2 prorated through the effective date of the termination, and (iv) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not been terminated unless required earlier by applicable law. Executive's right to any additional compensation (including incentive compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the resignation.

5.       Change in Control.

         5.1 Change in Control. Notwithstanding anything to the contrary in Sections 4.2 or 4.5, if Executive's employment is terminated by the Company without cause pursuant to Section 4.2 or Executive resigns pursuant to Section
4.5 within a year after a Control Change (as defined below), Executive shall receive (i) 12 months of base compensation (instead of 90 days of base compensation as provided in Sections 4.2 or 4.5, respectively) less any base compensation paid in lieu of providing notice or continue service, as the case may be, (ii) any incentive compensation under Section 2.2.1 prorated through the effective date of the termination, (iii) any incentive compensation under Sections 2.2.2 and 2.2.3 prorated through the effective date of the termination, and (iv) any accrued but unused vacation pay through the date of termination to which Executive is entitled under this Agreement and the Company's policies. All payments of base compensation and incentive compensation shall be made on the Company's standard payroll schedule as if Executive had not resigned or been terminated. Executive's right to any additional compensation (including incentive compensation under Sections 2.2 for the remainder of any measuring period) or other benefits paid by the Company will cease as of the effective date of the termination.

         5.2 For purposes of this Agreement, a "Control Change" means the sale of substantially all of the Company's assets to, or acquisition of a majority of the Company's voting stock or entry into a voting or common control agreement covering a majority of the Company's voting stock by, a person or entity (or a set of persons or entities under effective common control) in which those controlling the acquiring person, persons, entity or entities are not the


8 - EMPLOYMENT AGREEMENT
same as those who have majority ownership and effective control of the Company before the sale or acquisition.

         5.3 Equivalent Treatment Transactions. The Company may engage in acquisitions, mergers, or other similar transactions that do not amount to a Control Change, but as a result of which the Company determines to restructure its executive team. If the board of directors of the Company (or any committee of the board charged with responsibility for executive compensation) in its sole discretion determines that Executive's employment was (or is to be) terminated without cause pursuant to Section 4.2 due to changes in the executive team occasioned by such a transaction, then that transaction will be treated as one in which a Control Change occurred on the date Executive's employment is terminated, or on the date of the determination, whichever is later.

6.       Miscellaneous.

         6.1 Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any party without the prior written consent of the other parties; provided, however, the Company may assign its rights, interests, or obligations under this Agreement to any affiliate of the Company without the prior written consent of Executive. If this Agreement is assigned to a third party, it survives the transfer under the same terms and conditions set forth in this Agreement.

         6.2 Notices. All notices and other communications under this Agreement must be in writing and shall be deemed to have been given if delivered personally, sent by facsimile (with confirmation), mailed by certified mail, or delivered by an overnight delivery service (with confirmation) to the parties to the following addresses or facsimile numbers (or at such other address or facsimile number as a party may designate by like notice to the other parties):

             If to Company:        NBG Radio Network, Inc.
                                   The Cascade Building
                                   520 SW Sixth Avenue
                                   Suite 750
                                   Portland, Oregon 97204
                                   Facsimile: (503) 802-4627
                                   Attention: John A. Holmes, III

             With a copy to:       Schwabe, Williamson & Wyatt, P.C.
                                   1211 SW Fifth Avenue, Suites 1600-1900
                                   Portland, Oregon 97204
                                   Fax: (503) 796-2900
                                   Attention:  Carmen M. Calzacorta

             If to the Executive:  John A. Holmes III
                                   3728 SW Hillside Drive
                                   Portland, Oregon 97221




9 - EMPLOYMENT AGREEMENT

         Any notice or other communication shall be deemed to be given (i) on the date of personal delivery, (ii) at the expiration of the third day after the date of deposit in the United States mail, or (iii) on the date of confirmed delivery by facsimile or overnight delivery service.

         6.3 Amendments. This Agreement may be amended only by an instrument in writing executed by all the parties.

         6.4 Construction. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. All references in this Agreement to "Section" or "Sections" without additional identification refer to the Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to any person shall include the successors and assigns of such person.

         6.5 Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement.

         6.6 Facsimile Signatures. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to conflict-of-laws principles.

         6.8 Attorney Fees. If any arbitration, suit, or action (including any proceeding brought under the United States Bankruptcy Code) is instituted to interpret or enforce the provisions of this Agreement, to rescind this Agreement, or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorney fees and other legal expenses incurred in preparation or in prosecution or defense of such arbitration, suit, or action as determined by the arbitrator or trial court, and if any appeal is taken from such decision, reasonable attorney fees as determined on appeal.

         6.9 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         6.10 Entire Agreement. Except with respect to Executive's stock option agreements and Executive's agreements and covenants with the Company concerning proprietary and confidential information, inventions and competition, this Agreement (including the agreement, documents and instruments referred to in this Agreement) supersedes all prior employment agreements or understandings between the parties, whether written or oral. With respect to Executive's stock option agreements and Executive's agreements and covenants with the


10 - EMPLOYMENT AGREEMENT

Company concerning proprietary and confidential information, inventions and competition, this Agreement supplements such agreements and covenants.

         6.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration. Unless otherwise agreed, the arbitration shall be conducted in Portland, Oregon and administered by the Arbitration Service of Portland in accordance with its then-current commercial arbitration rules. Unless otherwise agreed, the arbitration shall be held before a single arbitrator. The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law. If the arbitration is commenced, the parties agree to permit discovery proceedings of the type provided by the Federal Rules of Civil Procedure both in advance of, and during recesses of, the arbitration hearings. The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty). The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law. Any party may apply to any court of competent jurisdiction for a judgment or decree enforcing the arbitral award. The parties will advance jointly the arbitrators' fees and costs of arbitration. The arbitrators shall award fees as specified in Section 6.8 and may, in the arbitrators' discretion, award the prevailing party reimbursement for its share of the arbitral fees and costs advanced. Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the selection of the arbitrators (or pending the arbitrators' determination of the merits of the controversy or claim).

                            [SIGNATURE PAGE FOLLOWS]
















11 - EMPLOYMENT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY:                                     EXECUTIVE:

NBG RADIO NETWORK, INC.

                                                 /s/ John A. Homes III
                                                 ---------------------
                                                 John A. Homes III, individually
By:      /s/ JJ Brumfield
         ---------------------
Name:    JJ Brumfield
Title:   Secretary










































12 - EMPLOYMENT AGREEMENT

                                   EXHIBIT 2.2
                             INCENTIVE COMPENSATION

                                  Section 2.2.1

------ -------------- -------------- -------------- -------------- -------------- --------------
Period Revenue Target Bonus if       Bonus if       Bonus if       Bonus if       Bonus if
                      95-99.9% of    100-100.9% of  101-105.9% of  106-110.9% of  >111% of
                      Revenue Target Revenue Target Revenue Target Revenue Target Revenue Target
------ -------------- -------------- -------------- -------------- -------------- --------------
6/01   $1,340,108     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
7/01   $1,592,130     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
8/01   $1,592,130     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
9/01   $1,592,130     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
10/01  $1,835,152     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
11/01  $1,953,732     $6,094         $6,250         $6,406         $6,719         $6,875
------ -------------- -------------- -------------- -------------- -------------- --------------
12/01  TBD            TBD            TBD            TBD            TBD            TBD
------ -------------- -------------- -------------- -------------- -------------- --------------


         For example, if actual revenues in September 2001 equal $1,703,579 (or 107% of the performance revenue target for such period), then Executive's performance bonus for September will be $6,719.

         All monthly periods beginning December 2001 through December 2004 shall be negotiated by the parties in accordance with Section 2.2 of the Employment Agreement.

                             Section 2.2.2 and 2.2.3

------------ ------------------ --------------------- --------------------------
Year         EBITDA Target      Cash Bonus            Stock Option Bonus
----         -------------      ----------            ------------------
------------ ------------------ --------------------- --------------------------
2001         $1,700,000         $75,000               100,000 Shares
------------ ------------------ --------------------- --------------------------
2002         $3,000,000         $75,000               100,000 Shares
------------ ------------------ --------------------- --------------------------
2003         $3,800,000         $75,000               100,000 Shares
------------ ------------------ --------------------- --------------------------
2004         $5,000,000         $75,000               100,000 Shares
------------ ------------------ --------------------- --------------------------




1 -EXHIBIT 2.2